UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 9, 2024

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Compensatory Arrangement of Certain Officers
On February 9, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Werner Enterprises, Inc. (the “Company”) approved the following base salaries, Restricted Stock (“RS”) awards, and Performance Stock (“PS”) awards for each of the Company’s named executive officers ("NEOs").

Named Executive Officer	Base Salary	RS (#)	PS (#)
Derek J. Leathers	$945,000	48,080	48,693
Chairman and Chief Executive Officer

Christopher D. Wikoff	$520,000	5,301	5,369
Executive Vice President, Treasurer and Chief Financial Officer

Jim S. Schelble	$420,000	4,315	4,370
Executive Vice President and Chief Administrative Officer

James L. Johnson	$475,000	5,301	5,369
Executive Vice President and Chief Accounting Officer

H. Marty Nordlund	$250,000	—	—
Executive Vice President of Strategic Partnerships
The base salaries are effective February 9, 2024.

The grants of restricted stock and performance stock are subject to the terms and conditions of the Company’s 2023 Long-Term Incentive Plan approved by stockholders on May 9, 2023 (the “Plan”), and to the agreements governing the terms and conditions of the awards. The restricted stock vests in three installments of 34%, 33% and 33%, respectively, on each of the first three anniversaries from the grant date.

The performance stock is earned and issued upon vesting, in one installment on the third anniversary from the grant date, if the Company meets specified performance objectives related to cumulative diluted earnings per share (“Diluted EPS”) for the two-year period January 1, 2024 through December 31, 2025 (the “Performance Period”). The above table shows performance stock at the target level of performance. Actual vesting ranges between 0% and 200% of the target, depending on actual level of Diluted EPS for the Performance Period, subject to a total shareholder return (“TSR”) modifier that can increase or decrease the vesting percentage by 25% based on the Company's TSR for the three-year period ending December 31, 2026, relative to the TSR of a peer group of companies for the same period.

The Committee also approved the parameters of the performance-based cash bonus program (“AIP”) for the 2024 fiscal year, subject to Plan terms and conditions. The performance goals for the 2024 AIP relate to the Company’s (i) operating income, (ii) revenues, excluding fuel surcharge revenues, and (iii) individual performance. Each NEO may earn a bonus ranging from 0% to 200% of his 2024 target bonus, based on the level of attainment of the performance goals. The target bonus amounts range from 30% to 125% of each NEO’s 2024 annual base salary.

In addition to the cash and equity compensation described above, certain NEOs may also receive certain of the following perquisites: personal use of a Company-provided vehicle, personal use of the Company's aircraft, country club membership, and participation in a personal medical care membership program. The NEOs are also eligible to participate in the Company’s 401(k) retirement savings and employee stock purchase plans (in each case including the ability to receive Company contributions), and in voluntary, Company-sponsored health and welfare benefit programs.

The foregoing descriptions are not complete descriptions of all the rights and obligations and are qualified in their entirety by reference to the Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 9, 2023, the agreement governing the restricted stock, which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and the agreement governing the performance stock, which is filed as an exhibit to this report, all of which are incorporated by reference herein.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

    (d)    Exhibits.

10.1	Form of Performance Stock Award Agreement

101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: February 15, 2024	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Treasurer and Chief Financial Officer

Date: February 15, 2024	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President and Chief Accounting Officer